SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 24, 2005

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

     As previously reported, on June 1, 2005, Federated Department Stores, Inc. (together with its subsidiaries, as applicable, "Federated") entered into a Purchase, Sale and Servicing Transfer Agreement (the "Purchase Agreement") with Citibank, N.A. (together with its subsidiaries, as applicable, "Citibank"). The Purchase Agreement provided, on the terms and subject to the conditions set forth therein, for, among other things, the purchase by Citibank of (i) the proprietary and non-proprietary credit card accounts owned by Federated, together with related receivables balances, and the capital stock of Prime Receivables Corporation, a wholly owned subsidiary of Federated, which owned all of Federated's interest in the Prime Credit Card Master Trust (the foregoing and certain related assets being the "FDS Credit Assets"), (ii) the "Macy's" credit card accounts owned by GE Capital Consumer Card Co. ("GE Bank"), together with related receivables balances (the foregoing and certain related assets being the "GE/Macy's Credit Assets"), upon the termination of Federated's credit card program agreement with GE Bank (which is scheduled to occur on May 1, 2006), and (iii) the proprietary credit card accounts owned by The May Department Stores Company ("May"), together with related receivables balances (the foregoing and certain related assets being the "May Credit Assets"), within 12 months after the acquisition of May by Federated (which occurred on August 30, 2005).

     As previously reported, in connection with the Purchase Agreement, Federated and Citibank entered into a long-term marketing and servicing alliance pursuant to the terms of a Credit Card Program Agreement (the "Program Agreement') with an initial term of 10 years commencing upon the final closing under the Purchase Agreement and, unless terminated by either party as of the expiration of the initial term, an additional renewal term of three years. The Program Agreement provides, on the terms and subject to the conditions set forth therein, for, among other things, (i) the ownership by Citibank of the accounts purchased by Citibank pursuant to the Purchase Agreement, (ii) the ownership by Citibank of new accounts opened by Federated's customers, (iii) the provision of credit by Citibank to the holders of the credit cards associated with the foregoing accounts, (iv) the servicing of the foregoing accounts, and (v) the allocation between Citibank and Federated of the economic benefits and burdens associated with the foregoing and other aspects of the alliance.

     On October 24, 2005, Federated and Citibank amended the Purchase Agreement and the Program Agreement to, among other things, (i) exclude certain employee credit card accounts (the "Employee Accounts") from the FDS Credit Assets, the GE/Macy's Credit Assets and the May Credit Assets, and (ii) provide for the transfer to Citibank of receivables balances on the Employee Accounts.

     Copies of the amendments to the Purchase Agreement and the Program Agreement are attached to this report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing descriptions of these amendments and the transactions contemplated thereby are qualified in their entirety by reference to the full text of such documents.

     On October 24, 2005, Federated completed the sale of the FDS Credit Assets to Citibank for a cash purchase price of $3.7 billion pursuant to the terms of the amended Purchase Agreement. The press release issued by Federated on October 24, 2005 with respect to the completion of the sale of the FDS Credit Assets is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

     In connection with the sale of the FDS Credit Assets to Citibank, Federated entered into an Amendment and Notice of Termination, dated October 24, 2005, with JPMorgan, as trustee ("Trustee"), and the certificate holders of the Prime Credit Card Master Trust II (the "Prime II Trust") created pursuant to the Pooling and Servicing Agreement, dated January 22, 1997 (as amended and supplemented, the "Pooling Agreement") to (i) amend the Prime II Trust termination provisions under the Pooling Agreement and (ii) provide notice to the Trustee and the certificate holders of the termination of the Prime II Trust on October 24, 2005.

     A Copy of the Amendment and Notice of Termination is attached to this report as Exhibit 10.3 and incorporated herein by reference. The foregoing description of the Notice of Termination and the transactions contemplated thereby is qualified in its entirety by reference to the full text of such document.

Item 1.02.	Termination of a Material Definitive Agreement

The information set forth above in Item 1.01 is incorporated by reference into this Item 1.02.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth above in Item 1.01 is incorporated by reference into this Item 2.01.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF FEDERATED

On August 30, 2005, Federated completed the acquisition of The May Department Stores Company ("May") pursuant to the merger of May with a wholly owned subsidiary of Federated (the "Merger").

On October 24, 2005, Federated completed the sale to Citibank of the FDS Credit Assets.

The following unaudited pro forma consolidated financial statements of Federated give effect to the Merger and the sale of the FDS Credit Assets as if these transactions had been completed as of February 1, 2004, with respect to the pro forma consolidated condensed statements of income, and as of July 30, 2005, with respect to the pro forma consolidated balance sheet. The following unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto and the other information set forth in the most recent reports on Form 10-K and Form 10-Q (including any amendments thereto) filed by Federated and May with the Securities and Exchange Commission.

The Merger will be accounted for under the purchase method of accounting, with Federated treated as the accounting acquirer. Under this method of accounting, the purchase price will be allocated to May's net assets based upon the estimated fair values of May's assets and liabilities at the date of acquisition. The unaudited pro forma consolidated financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to May's net assets as of July 30, 2005. The purchase price allocation presented herein is preliminary; accordingly, the actual purchase accounting adjustments may differ from the pro forma adjustments reflected herein.

The following unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of what Federated's actual financial position or results of operations would have been had the Merger and the sale of the FDS Credit Assets been completed on the dates indicated above. Except as described above, the following unaudited pro forma consolidated financial statements do not give effect to (1) Federated's or May's results of operations or other transactions or developments since July 30, 2005, (2) the synergies, cost savings and one-time charges expected to result from the Merger, or (3) the effects of transactions or developments, including sales of stores or other assets, which may occur subsequent to the Merger. In particular, the following unaudited pro forma consolidated financial statements do not give effect to the purchase by Citibank of the GE/Macy's Credit Assets or the May Credit Assets, the former of which is not expected to occur until May 2006 and the latter of which may be deferred for up to 12 months following the Merger, or Federated's previously announced plan to divest 82 stores which accounted for approximately $2.2 billion of 2004 sales.

The foregoing matters and other factors identified in the documents that Federated files with the Securities and Exchange Commission could cause Federated's future financial position and results of operations to differ materially from those presented in the following unaudited pro forma consolidated financial statements.

FEDERATED DEPARTMENT STORES, INC.

Unaudited Pro Forma Consolidated Balance Sheet

July 30, 2005

(All amounts in millions)
					Bridal
	Historical	Historical	Adjustments		Group	Federated	Adjustments		Federated
	Federated	May (a)	for Merger		Adjustment (c)	as Adjusted	for Credit Sale		Pro Forma
ASSETS:
Current Assets:
Cash and cash equivalents	$ 1,399	$ 323	$ (1,445)	(b1)	$ 4	$ 281	$ (206)	(A)	$ 75
Accounts receivable	3,271	1,894	205	(b2)	(11)	5,359	(3,090)	(B)	2,269
Merchandise inventories	3,259	3,155	95	(b3)	(99)	6,410			6,410
Supplies and prepaid expenses	121	200			(27)	294			294
Assets of discontinued operations	-	-	-		905	905			905
Total Current Assets	8,050	5,572	(1,145)		772	13,249	(3,296)		9,953

Property and Equipment - net	5,824	6,115	785	(b4)	(213)	12,511			12,511
Goodwill	260	2,635	(2,635)	(b5)	(397)	9,243			9,243
			9,380	(b5)
Other Intangible Assets - net	378	598	(598)	(b6)	(140)	498			498
			260	(b6)
Other Assets	707	149	(49)	(b7)	(22)	740			740
			(45)	(b8)
Total Assets	$15,219	$15,069	$ 5,953		$ -	$36,241	$ (3,296)		$32,945

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Short-term debt	$ 1,229	$ 248	$ 4,338	(b1)	$ -	$ 5,815	$ (824)	(C)	$ 2,510
							(206)	(A)
							(2,275)	(D)
Accounts payable and accrued liabilities	2,715	2,759			(79)	5,395	(57)	(B)	5,338
Income taxes	178	80			(60)	198	78	(E)	276
Deferred income taxes	29					29	14	(E)	43
Liabilities of discontinued operations	-	-			226	226			226
Total current liabilities	4,151	3,087	4,338		87	11,663	(3,270)		8,393

Long-Term Debt	2,634	5,550	622	(b8)		8,806	(400)	(C)	8,406
Deferred Income Taxes	1,224	820	(87)	(b9)	(73)	1,884			1,884
Other Liabilities	597	532	263	(b7)	(14)	1,378			1,378
ESOP Preference Shares	-	179	(179)	(b10)
Shareholders' Equity	6,613	4,901	(4,901)	(b11)		12,510	374	(F)	12,884
			5,897	(b11)
Total Liabilities and Shareholders' Equity	$15,219	$15,069	$ 5,953		$ -	$36,241	$ (3,296)		$32,945

See Notes to Unaudited Pro Forma Consolidated Balance Sheet

FEDERATED DEPARTMENT STORES, INC.

Notes to Unaudited Pro Forma Consolidated Balance Sheet

(All amounts in millions except per share figures)

Notes Relating to Merger Adjustments

(a) Certain reclassifications have been made to the historical presentation of May to conform to the presentation used in the unaudited pro forma consolidated balance sheet.

(b) The consideration payable to May stockholders in connection with the Merger consisted of 0.3115 shares of Federated common stock and $17.75 in cash for each May share of common stock.

Under the purchase method of accounting, the total consideration payable in the Merger will be allocated to May's tangible and intangible assets and liabilities based on their estimated fair values as of the date of the Merger. The total consideration is calculated for this purpose as follows:

	Common Stock	Additional Paid-in Capital	Total

Issuance of Federated shares to May stockholders
(99.740 shares at $58.55 per share *)	$1	$5,839	$ 5,840
Estimate of fair value of May stock options assumed			57
(b11) Total equity consideration			5,897

Cash consideration payable to May stockholders			5,683
Estimated transaction costs			100
(b1) Total cash consideration			5,783

Total consideration			$11,680

* the average market price of Federated Common Stock from February 24, 2005 to March 2, 2005

The unaudited pro forma consolidated balance sheet reflects the application of $1,445 million of Federated and May cash and $4,338 million of commercial paper borrowings to the payment of cash consideration payable to May stockholders and estimated transaction costs. For purposes of the unaudited pro forma consolidated financial statements, the commercial paper is assumed to bear interest at the rate of 3.81% per annum. Pending the issuance of the commercial paper, access to May's cash and the receipt of additional cash from operations, Federated borrowed $4,580 million under its 364-day bridge credit agreement, which borrowing was fully repaid by September 1, 2005.

The total consideration is preliminarily allocated as follow:

(b11)	May's historical net book value	$4,901
(b5)	Elimination of May's historical goodwill	(2,635)
(b6)	Elimination of May's historical identifiable intangible assets	(598)
(b2)	Estimate of adjustment to fair value of accounts receivable	205
(b3)	Estimate of adjustment to fair value of merchandise inventories	95
(b4)	Estimate of adjustment to fair value of property and equipment	785
(b5)	Goodwill created	9,380
(b6)	Estimate of adjustment to fair value of identifiable intangible assets	260
(b7)	Estimate of adjustment to fair value of pension and post-retirement obligations	(312)
(b8)	Estimate of adjustment to fair value of assumed long-term debt (including the write-off of deferred financing costs)	(667)
(b10)	Elimination of ESOP preference shares	179
(b9)	Estimate of deferred taxes on adjustments at combined rate of 38%	87
	Total consideration allocated	$11,680

Federated has not completed an assessment of the fair values of assets and liabilities of May and has not finalized its plans regarding the integration of May's businesses with Federated's businesses. Although certain assets are expected to be sold, with the exception of the May Credit Assets, the May stores included in the previously announced divestiture plan and the bridal group business, the identification of such assets will not be made until Federated's review of May's assets has been completed. Federated expects that the final purchase price allocation will include adjustments to the fair values of depreciable tangible assets, identifiable intangible assets (some of which will have indefinite lives) and liabilities, including the establishment of any potential liabilities associated with business integration plans, sales of assets or operations, and termination and change in control benefits. To the extent such assessments indicate that the fair value of the assets and liabilities differ from their net book values, such differences would be allocated to those assets and liabilities.

For purposes of the allocation above, Federated has allocated $785 million to property and equipment. This allocation has been preliminarily assigned to land and buildings and improvements. The purchase price was allocated to property and equipment, with the exception of recent May acquisitions, using an industry-specific income capitalization approach. Furniture, fixtures and equipment, which generally have short lives and relatively modest residual values were determined to have fair values that approximated book values. The preliminary allocation to property and equipment included in these pro forma financial statements is as follows:

Asset Classification	Increase in Value	Estimated Remaining Useful Life
Land	$380	n/a
Buildings and improvements	405	15 years

For purposes of the allocation above, Federated has allocated $260 million to identifiable intangible assets. The values assigned to tradenames and customer relationships were estimated using relative value comparisons with prior acquisitions adjusted for the anticipated utility to Federated. The preliminary allocation to identifiable intangible assets included in these pro forma financial statements is as follows:

Asset Classification	Assigned Value	Estimated Remaining Useful Life
Tradenames	140	36
Customer relationships	120	7

(c) To reflect the reclassification of the bridal group business acquired in the Merger to discontinued operations. On September 20, 2005, Federated announced its intention to dispose of this acquired business.

Notes Relating to Credit Sale Adjustments

(A) To reflect the pay down of Merger-related indebtedness with the cash reserve associated with debt secured by Federated's proprietary credit card receivables portfolio.

(B) To reflect the sale of Federated's proprietary and non-proprietary credit card receivables portfolios (including credit balance reclassifications).

(C) To reflect the elimination of debt secured by Federated's proprietary and non-proprietary credit card receivables portfolios.

(D) To reflect the pay down of Merger-related indebtedness with the net cash proceeds resulting from the sale of Federated's proprietary and non-proprietary credit card receivables portfolios.

(E) To reflect the estimated income taxes directly related to the sale of Federated's proprietary and non-proprietary credit card receivables portfolios.

(F) To reflect the estimated after-tax gain on the sale of Federated's proprietary and non-proprietary credit card receivables portfolios.

FEDERATED DEPARTMENT STORES, INC.

Unaudited Pro Forma Consolidated Condensed Statement of Income

For the 26 Weeks Ended July 30, 2005

(All amounts in millions except per share figures)
	Historical Federated	Pro Forma Historical May (a)	Adjustments for Merger		Bridal Group Adjustment (i)	Federated as Adjusted	Adjustments for Credit Sale		Federated Pro Forma

Net Sales	$7,264	$6,815	$ -		$(444)	$13,635	$ -		$13,635

Cost of sales	4,302	3,920			(131)	8,091			8,091

Gross margin	2,962	2,895	-		(313)	5,544	-		5,544

Selling, general and administrative expenses	2,419	2,590	(67)	(b)	(264)	4,693	93	(A)	4,786
			(5)	(c)
			13	(d)
			7	(d)

Operating income	543	305	52		(49)	851	(93)		758

Interest expense, net	(108)	(209)	(107)	(e)		(398)	27	(B)	(323)
			26	(f)			48	(C)

Income from continuing operations before income taxes	435	96	(29)		(49)	453	(18)		435

Federal, state and local income tax	(164)	(3)	11		20	(136)	7		(129)

Income from continuing operations	$ 271	$ 93	$ (18)		$ (29)	$ 317	$ (11)		$ 306

Basic earnings per share from continuing operations	$ 1.60				$ 1.18				$ 1.13

Diluted earnings per share from continuing operations	$ 1.56				$ 1.15				$ 1.11

Average common shares:
Basic	170.0	99.7	(g)		269.7				269.7
Diluted	174.2	99.7	(g)		274.5				274.5
		.6	(h)

See Notes to Unaudited Pro Forma Consolidated Condensed Statement of Income

FEDERATED DEPARTMENT STORES, INC.

Notes to Unaudited Pro Forma Consolidated Condensed Statement of Income

For the 26 Weeks Ended July 30, 2005

(All amounts in millions)

Notes Relating to Merger Adjustments

(a) Certain reclassifications have been made to the historical presentation of May to conform to the presentation used in the unaudited pro forma consolidated condensed statement of income. May's historical buying and occupancy costs of $987 million were reclassified from cost of sales to selling, general and administrative expenses.

(b) Represents the elimination of non-recurring charges directly related to the Merger, including $57 million of accelerated stock compensation expense triggered by shareholder approval of the Merger.

(c) Represents the elimination of compensation expense for employee stock options recorded by May under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," to conform to Federated's accounting principles. Federated accounts for its stock-based employee compensation plan in accordance with Accounting Principles Board ("APB") Opinion No. 25 and related interpretations, so that no stock-based employee compensation cost related to stock options is reflected in net income.

(d) Represents an increase in depreciation and amortization expense resulting from the adjustment to May's property and equipment and identifiable intangible assets based on the adjustment of such assets to their fair value as described in Note b of the Notes to Unaudited Pro Forma Consolidated Balance Sheet. The increase in depreciation and amortization expense has been estimated as follows:

	Increase in Value	Estimated Remaining Useful Life	Additional Annual Depreciation and Amortization
Buildings and improvements	$405	15	$27
Definite Lived Intangible Assets	100	7	14

   The unaudited pro forma consolidated financial statements reflect a preliminary allocation to tangible assets, liabilities, goodwill and other intangible assets. The final purchase price allocation may result in a different allocation for tangible and intangible assets than that presented in these unaudited pro forma consolidated financial statements. An increase or decrease in the amount or purchase price allocated to amortizable assets would impact the amount of annual amortization expense. The following table shows the effect on pro forma net income and diluted earnings per share for every $100 million of purchase price allocated to property and equipment and amortizing intangible assets at a range of weighted-average useful lives:

Weighted Average Life	Additional Annual Depreciation and Amortization	Net Income	Diluted Earnings Per Share
Five years	$20	$(12)	$(.04)
Ten years	10	(6)	(.02)
Twenty-five years	4	(3)	(.01)

(e) Represents the increase in interest expense as a result of the cash funding of the Merger as described in Note b of the Notes to Unaudited Pro Forma Consolidated Balance Sheet.

(f) Represents the decrease in interest expense resulting from the adjustment of May's long-term debt to its fair value as described in Note b of the Notes to Unaudited Pro Forma Consolidated Balance Sheet. The difference between the fair value and recorded value of each borrowing is amortized as a reduction to interest expense over the remaining term of the borrowing.

(g) Represents the shares of Federated Common Stock issued to May stockholders in connection with the Merger as described in Note b of the Notes to Unaudited Pro Forma Consolidated Balance Sheet.

(h) Represents the impact of the dilutive May stock options assumed by Federated as described in Note b of the Notes to Unaudited Pro Forma Consolidated Balance Sheet.

(i) To reflect the reclassification of the bridal group business acquired in the Merger to discontinued operations.

Notes Relating to Credit Sale Adjustments

(A) To reflect the net effect of the elimination of historical operating results of Federated's proprietary and non-proprietary credit card receivables portfolios and the recordation of estimated operating profit under the Program Agreement

(B) To reflect the elimination of historical interest expense related to debt secured by Federated's proprietary and non-proprietary credit card receivables portfolios.

(C) To reflect the elimination of interest expense related to the pay down of acquisition related borrowings with the proceeds from the sale of Federated's proprietary and non-proprietary credit card receivables portfolios.

FEDERATED DEPARTMENT STORES, INC.

Unaudited Pro Forma Consolidated Condensed Statement of Income

For the Fiscal Year Ended January 29, 2005

(All amounts in millions except per share figures)
	Historical Federated (a)	Pro Forma Historical May (b)	Adjustments for Merger		Bridal Group Adjustment (j)	Federated as Adjusted	Adjustments for Credit Sale		Federated Pro Forma

Net Sales	$15,776	$15,582	$ -		$(704)	$30,654	$ -		$30,654

Cost of sales	9,382	8,992	-		(213)	18,161			18,161

Gross margin	6,394	6,590	-		(491)	12,493	-		12,493

Selling, general and administrative expenses	4,994	5,354	(8)	(c)	(482)	9,992	136	(A)	10,128
			93	(d)
			27	(e)
			14	(e)

Operating income	1,400	1,236	(126)		(9)	2,501	(136)		2,365

Interest expense, net	(284)	(450)	(214)	(f)		(890)	41	(B)	(754)
			58	(g)			95	(C)

Income from continuing operations before income taxes	1,116	786	(282)		(9)	1,611	-		1,611

Federal, state and local income tax	(427)	(273)	107		4	(589)	-		(589)

Income from continuing operations	$ 689	$ 513	$ (175)		$ (5)	$ 1,022	$ -		$ 1,022

Basic earnings per share from continuing operations	$ 3.93				$ 3.72				$ 3.72

Diluted earnings per share from continuing operations	$ 3.86				$ 3.67				$ 3.67

Average common shares:
Basic	175.1	99.7	(h)		274.8				274.8
Diluted	178.2	99.7	(h)		278.5				278.5
		.6	(i)

See Notes to Unaudited Pro Forma Consolidated Condensed Statement of Income

FEDERATED DEPARTMENT STORES, INC.

Notes to Unaudited Pro Forma Consolidated Condensed Statement of Income

For the Fiscal Year Ended January 29, 2005

(All amounts in millions)

Notes Relating to Merger Adjustments

(a) Certain reclassifications have been made to the historical presentation of Federated to conform to the classifications of such amounts for the most recent period.

(b) Historical May results have been adjusted to reflect May's acquisition of the Marshall Field's department store group as if it had occurred as of February 1, 2004 rather than effective July 31, 2004. See the unaudited pro forma consolidated statement of income of May for the fiscal year ended January 29, 2005 included elsewhere in this report.

(c) Represents the elimination of compensation expense for employee stock options recorded by May under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," to conform to Federated's accounting principles. Federated accounts for its stock-based employee compensation plan in accordance with Accounting Principles Board ("APB") Opinion No. 25 and related interpretations, so that no stock-based employee compensation cost related to stock options is reflected in net income.

(d) Represents the impact on operating income of the adjustment of May's merchandise inventories to fair value as described in Note b of the Notes to Unaudited Pro Forma Consolidated Balance Sheet.

(e) Represents an increase in depreciation and amortization expense resulting from the adjustment to May's property and equipment and identifiable intangible assets based on the adjustment of such assets to their fair value as described in Note b of the Notes to Unaudited Pro Forma Consolidated Balance Sheet. The increase in depreciation and amortization expense has been estimated as follows:

	Increase in Value	Estimated Remaining Useful Life	Additional Annual Depreciation and Amortization
Buildings and improvements	$405	15	$27
Definite Lived Intangible Assets	100	7	14

   The unaudited pro forma consolidated financial statements reflect a preliminary allocation to tangible assets, liabilities, goodwill and other intangible assets. The final purchase price allocation may result in a different allocation for tangible and intangible assets than that presented in these unaudited pro forma consolidated financial statements. An increase or decrease in the amount or purchase price allocated to amortizable assets would impact the amount of annual amortization expense. The following table shows the effect on pro forma net income and diluted earnings per share for every $100 million of purchase price allocated to property and equipment and amortizing intangible assets at a range of weighted-average useful lives:

Weighted Average Life	Additional Annual Depreciation and Amortization	Net Income	Diluted Earnings Per Share
Five years	$20	$(12)	$(.04)
Ten years	10	(6)	(.02)
Twenty-five years	4	(3)	(.01)

(f) Represents the increase in interest expense as a result of the cash funding of the Merger as described in Note b of the Notes to Unaudited Pro Forma Consolidated Balance Sheet.

(g) Represents the decrease in interest expense resulting from the adjustment of May's long-term debt to its fair value as described in Note b of the Notes to Unaudited Pro Forma Consolidated Balance Sheet. The difference between the fair value and recorded value of each borrowing is amortized as a reduction to interest expense over the remaining term of the borrowing.

(h) Represents the shares of Federated Common Stock issued to May stockholders in connection with the Merger as described in Note b of the Notes to Unaudited Pro Forma Consolidated Balance Sheet.

(i) Represents the impact of the dilutive May stock options assumed by Federated as described in Note b of the Notes to Unaudited Pro Forma Consolidated Balance Sheet.

(j) To reflect the reclassification of the bridal group business acquired in the Merger to discontinued operations. Selling, general and administrative expenses included $3 million of integration costs related to a prior acquisition.

Notes Relating to Credit Sale Adjustments

(A) To reflect the net effect of the elimination of historical operating results of Federated's proprietary and non-proprietary credit card receivables portfolios and the recordation of estimated operating profit under the Program Agreement.

(B) To reflect the elimination of historical interest expense related to debt secured by Federated's proprietary and non-proprietary credit card receivables portfolios.

(C) To reflect the elimination of interest expense related to the pay down of acquisition related borrowings with the proceeds from the sale of Federated's proprietary and non-proprietary credit card receivables portfolios.

THE MAY DEPARTMENT STORES COMPANY

Unaudited Pro Forma Consolidated Statement of Income

For the Fiscal Year Ended January 29, 2005

(All amounts in millions)
	Historical May (a)	May Pro Forma Adjustments (b)	Pro Forma Historical May

Net Sales	$14,441	$1,141	$15,582

Cost of sales	8,335	657	8,992

Gross margin	6,106	484	6,590

Selling, general and administrative expenses	4,917	437	5,354

Operating income	1,189	47	1,236

Interest expense, net	(386)	(64)	(450)

Income before income taxes	803	(17)	786

Federal, state and local income tax	(279)	6	(273)

Net income (loss)	$ 524	$ (11)	$ 513

Notes:

(a) Certain reclassifications have been made to the historical presentation of May to conform to the presentation used in the Federated Unaudited Pro Forma Consolidated Statement of Income. May's historical buying and occupancy costs of $1,877 million were reclassified from cost of sales to selling, general and administrative expenses.

(b) Adjustments give effect to the results of operations for the Marshall Field's department store group for the 26 weeks ended July 31, 2004 as if May had acquired the Marshall Field's department store group as of February 1, 2004, including pro forma adjustments to reflect depreciation and amortization using the asset values recognized after applying purchase accounting adjustments and interest expense on borrowings used to finance the acquisition. May acquired Marshall Field's department store group effective July 31, 2004 and included Marshall Field's results of operations in May's consolidated financial statements only from and after that date.

(c)	Exhibits

	10.1	Second Amendment to Purchase, Sale and Servicing Transfer Agreement, dated October 24, 2005, between Federated and Citibank
	10.2	First Amendment to Credit Card Program Agreement, dated October 24, 2005, between Federated and Citibank
	10.3	Amendment and Notice of Termination, dated October 24, 2005, among Federated, JPMorgan, as trustee, and the certificate holders of the Prime Credit Card Master Trust II
	99.1	Press Release, dated October 24, 2005

FEDERATED DEPARTMENT STORES, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: October 24, 2005	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary